As filed with the Securities and Exchange Commission on December 23, 2011
 Registration No. 333-170222

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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KeyOn Communications Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	74-3130469
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7548 West Sahara Avenue #102 Las Vegas, NV (Address of Principal Executive Offices)	89117 (Zip Code)

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KeyOn Communications Holdings, Inc. 2007 Stock and Awards Plan
KeyOn Communications Holdings, Inc. 2010 Incentive Stock and Awards Plan
(Full title of the plan)
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Thomas M. Wittenschlaeger
KeyOn Communications Holdings, Inc.
7548 West Sahara Avenue #102
Las Vegas, NV  89117
(Name and address of agent for service)

(702) 402-1246
(Telephone number, including area code, of agent for service)

with copies of communications to:
Rick A. Werner, Esq.
Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, NY 10112
(212) 659-4974
(212) 884-8234 (fax)
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-170222) of KeyOn Communications Holdings, Inc. (the “Company”), filed with the Securities and Exchange Commission on October 29, 2010 (the “Registration Statement”), pursuant to which the Company registered an aggregate of 7,440,000 shares of the Company’s common stock, par value $0.001 per share, for issuance under the Company’s 2007 Stock and Awards Plan and the Company’s 2010 Incentive Stock and Awards Plan. This Post-Effective Amendment No. 1 is being filed in order to deregister all securities remaining unsold under that Registration Statement, in connection with the Company’s filing of a Form 15 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 23nd day of December, 2011.

KEYON COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Thomas M. Wittenschlaeger
Thomas M. Wittenschlaeger Principal Executive Officer and Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Thomas M. Wittenschlaeger	Principal Executive Officer and Principal Financial and Accounting Officer	December 23, 2011
Thomas M. Wittenschlaeger

/s/ Charles Kim	Director	December 23, 2011
Charles Kim

/s/ Christian Zapf	Director	December 23, 2011
Christian Zapf